Exhibit 10.1

AMENDMENT NUMBER TWENTY FOUR TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWENTY FOUR TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 28, 2023 (the “Amendment Twenty Four Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REAL GOOD FOODS, LLC, a Delaware limited liability company (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended from time to time (the “Agreement”).

WHEREAS, Lender has previously made equipment loans to Borrower under the following credit facilities: (i) $20 Million Capex Line as set forth in Amendment Twenty-one (the “Amendment Twenty-one Capex Line”), (ii) term loan (the “Term Loan One”), in the original principal amount $4,500,000, which was made pursuant to the terms of Amendment Sixteen, and (iii) $2 Million Capex Line as set forth in that certain Amendment Number Ten to Loan and Security Agreement, dated as of August 1, 2019, between Lender and Borrower (“Amendment Ten”) (the “Amendment Ten Capex Line”, and together with the Amendment Twenty-one Capex Line, the “Capex Lines”).

WHEREAS, Lender has previously made a term loan (the “Term Loan Two”) to Borrower, in the original principal amount of $10,000,000, pursuant to Amendment Number Twenty Three.

WHEREAS, Borrower has requested that Lender consolidate the Term Loan One and the outstanding balance of the equipment loans made pursuant to the Capex Lines and reset the amortization schedule and interest rate for the consolidated equipment loans.

WHEREAS, Borrower has requested that Lender increase the Term Loan #2 and reset the amortization schedule for Term Loan Two.

NOW, THEREFORE, the parties agree as follows:

1.    DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.    AMENDMENTS. Effective as of the Amendment Twenty Four Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1    Additional Definitions. Section 8 of the Agreement is amended by adding the following definitions:

“Amendment Ten Capex Line” shall have the meaning set forth in the recitals to Amendment Twenty Four.

‘Amendment Twenty Four” means that certain Amendment Number Twenty Four to Loan and Security Agreement, dated as of February    , 2023, between Lender and Borrower.

‘ Amendment Twenty Four Effective Date” shall have the meaning set forth in the preamble to Amendment Twenty Four.

“Amendment Twenty-one Capex Line” shall have the meaning set forth in the recitals to Amendment Twenty Four.

“Capex Lines” shall have the meaning set forth m the recitals to Amendment Twenty Four.

2.2    Increase in Inventory Advance Rates. The Inventory advance rates in Clause (b) of the definition of Borrowing Base in Section 1A(c) of the Schedule to Loan and Security Agreement is deleted in its entirety and is replaced with the following:

(b) up to 85% of Eligible Inventory (the “Inventory Advance Rate”, and also an “Advance Rate”) of the value of Borrower’s Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis.

2.3    Consolidation of Equipment Loans. The equipment loans made pursuant to the Capex Lines (Section lB Capex Line of the Schedule) and the Term Loan made pursuant to Section 1C of the Schedule are hereby consolidated. Section 1B and Section 1C of the Schedule are hereby deleted and replaced with the following:

B. [Reserved]

C. Consolidation of CapEx Loans and Term Loan. Borrower and Lender acknowledge (i) that the aggregate outstanding principal balance of the equipment loans made pursuant to the Amendment Ten Capex Line is $856,899.41 (the “Amendment Ten Equipment Loan Balance”), (ii) that the aggregate outstanding principal balance of the equipment loans made pursuant to the Amendment Twenty-one Capex Line is $4,008,829.3 l(the “Amendment Twenty-one Equipment Loan Balance”, and (iii) that the aggregate outstanding principal balance of the Term Loan One is $3,258,977.35 (the “Term Loan Balance”). The aggregate amount of the Amendment Ten Equipment Loan Balance, Amendment Twenty-one Equipment Loan Balance and Term Loan Balance equals $8,124,706.07 (such aggregate amount shall be referred to as the “COI Equipment Term Loan”).

Commencing on March 31, 2023, interest on the COi Equipment Term Loan shall be paid monthly as provided in Section 1.2 of this Agreement and Section 2 of the Schedule. In the event the Prime Rate increases, Borrower will be charged the difference (so long as it is positive) between (i) the Prime Rate plus 6.10% and (ii) 13.85%. The amount of such difference will be charged to (and payable by) Borrower as of the last day of each fiscal quarter.

The COI Equipment Term Loan shall be repaid by the Borrower to Lender in 60 equal monthly installments of principal, plus accrued but unpaid interest, commencing on September 30, 2023, as set forth in the amortization schedule attached as Exhibit A to the Amendment Twenty Four, and continuing on the last day of the month thereafter until the earliest of the following dates (“COI Equipment Term Loan Maturity Date”): (i) the date the COi Equipment Term Loan has been paid in full, (ii) the Revolver Maturity Date or (iii) the date this Agreement terminates by its terms or is terminated, as provided in this Agreement. On the COi Equipment Term Loan Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of the COi Equipment Term Loan, plus all other Obligations relating to the COI Equipment Term Loan shall be due and payable. Any portion of the Term Loan that is repaid may not be reborrowed.

All payments by Borrower to Lender in respect of the COi Equipment Term Loan shall be made via ACH banking transfer to Lender’s bank account per written instructions that Lender shall provide to Borrower.

2.4    Increase in Term Loan Two. The first sentence of Section 2.3D of the Schedule is hereby deleted and replaced with the following:

Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (the “Term Loan Two”) to Borrower in the principal amount of Twenty Million Dollars ($20,000,000). Borrower hereby instructs Lender on the Amendment Number Twenty Four Effective Date to apply Ten Million Dollars of Term Loan Two to the outstanding Obligations under the Revolving Loans.

3.    CONDITION PRECEDENT AND SUBSEQUENT.

3.1    Condition Precedent. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:

A.	Lender shall have received a fully executed copy of this Amendment Twenty Four.

B.	Lender shall have received a fully executed Amendment Fee Letter, of even date herewith, between Borrower and Lender.

4.    REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.    LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6.    RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1    Arise out of the Loan Documents;

6.2    Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3    Arise out of or in any way are connected with any loss, damage, or mJury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7.    WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.    LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REAL GOOD FOODS, LLC

By: The Real Good Food Company, Inc. Its: Managing Member

By:	/s/ Bryan Freeman
Name: Bryan Freeman
Title: Executive Chairman

Signature Page to Amendment Number Twenty Four to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III
Name: Walter E. Buttkus, III Title: President

Signature Page to Amendment Number Twenty Four to Loan and Security Agreement